EXHIBIT 99.1

MySkin, Inc.

Paul Enright, President

10235 Woodrose Lane

Highlands Ranch, CO  80129

(720) 560-1035

FOR IMMEDIATE RELEASE

MYSKIN, INC. ANNOUNCES A FOUR-FOR-ONE STOCK SPLIT

Denver, Colorado (March 21, 2014) – MySkin, Inc. (OTCBB:  MYSK) today announced that its Board of Directors has approved a four-for-one stock split of its outstanding Common Stock.  The stock split will be effected in the form of a stock dividend of three shares of Common Stock for each share of Common Stock outstanding.  The additional shares issued as a result of the stock split will be distributed on or about March 21, 2014 to stockholders of record on March 19, 2014.